EXHIBIT 1(b)

                                 $45,750,000
                 DADE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                                  (Florida)

                  Exempt Facilities Revenue Refunding Bonds
                   (Florida Power & Light Company Projects)
                                 Series 1993

                            UNDERWRITING AGREEMENT

   Underwriting Agreement, dated December 20, 1993, between the Dade County Industrial Development Authority (the "Issuer"), and Goldman, Sachs &
Co., Artemis Capital Group, Inc., First Equity Corporation of Florida and Howard Gary & Company, severally and not jointly (the
"Underwriters").

   1. Description of Bonds. The Issuer proposes to issue and sell $45,750,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993, with the terms specified in Schedule I hereto (the "Bonds"), pursuant to a Trust Indenture, to be dated as of December 1, 1993 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), and pursuant to a resolution adopted by the Issuer on December 20, 1993 (the "Resolution"). The Bonds will be payable, except to the extent payable from bond proceeds and other moneys pledged therefor, solely from, and secured by a pledge of, the revenues to be derived by the Issuer under a Loan Agreement, to be dated as of December 1, 1993 (the "Loan Agreement"), by and between the Issuer and Florida Power & Light Company (the "Company").

   2. Purchase, Sale and Closing. On the basis of the representations and warranties contained herein and in the Letter of Representation, hereinafter defined, and subject to the terms and conditions set forth herein and in the Official Statement, hereinafter defined, each Underwriter will severally purchase from the Issuer, and the Issuer will sell to such Underwriter, the principal amount of the Bonds set forth opposite the name of such Underwriter in Schedule II hereto. The price for the Bonds will be 100% of the principal amount thereof and shall be payable in immediately available funds. The closing will be held at the office of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida, 33131, at 9:00 A.M. New York time on December 21, 1993, or such other date, time or place as may be agreed upon by the parties hereto. The hour and date of such closing are herein called the "Closing Date". The Bonds will be delivered in New York, New York in definitive registered form and registered in such names as the Underwriters may reasonably request, except with respect to the Bonds which bear interest at a weekly interest rate which will be registered in the name of a nominee of The Depository Trust Company, and will be made available to the Underwriters for inspection and packaging upon delivery at The Depository Trust Company, New York, New York, or at such other place as may be agreed upon by the Issuer, the Company and the Underwriters. As compensation for the services of the Underwriters as contemplated herein, the Company agrees to pay each Underwriter the respective fee set forth opposite the name of such Underwriter on
Schedule I hereto.

   3. Representations of the Issuer. The Issuer represents to the several Underwriters that:

       (a) The Issuer has approved the delivery of an Official Statement, dated December 20, 1993, for use in connection with the sale and distribution of the Bonds. The Issuer has ratified and confirmed the use prior to the date hereof of a Preliminary Official Statement, dated December 15, 1993, in connection with the offering of the Bonds. Appendix A to such Official Statement and such Preliminary Official Statement describes certain matters relating to the Company and is sometimes herein separately referred to as "Appendix A." Such Official Statement and such Preliminary Official Statement, as amended and supplemented, including in each case Appendix A and all documents incorporated by reference therein, Appendix B, Appendix C, and Appendix D are herein referred to as the "Official Statement" and the "Preliminary Official Statement", respectively, and all references herein to matters described, contained or set forth in the Official Statement or the Preliminary Official Statement shall, unless specifically stated otherwise, include Appendix A and all documents incorporated by reference therein, Appendix B, Appendix C and Appendix D. For the purposes of this Agreement, all documents filed by the Company pursuant to
   Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the Official Statement and incorporated by reference in the Official Statement shall be deemed to be a supplement to the

   Official Statement. The information with respect to the Issuer contained in the Official Statement under the heading "Disclosure Required by Florida Blue Sky Regulations" does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer assumes no responsibilities for the accuracy, sufficiency or fairness of any statements in the Preliminary Official Statement or the Official Statement or any supplements thereto other than statements and information therein relating to the Issuer under the captions "Introductory Statement" and "Disclosure Required by Florida Blue Sky Regulations" relating to the Issuer.

       (b) The Issuer will not at any time authorize an amendment or supplement (including an amendment or supplement resulting from the filing of a document incorporated by reference) to the Official Statement without prior notice to the Company, the Underwriters, and Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, and Kubicki, Draper, Gallagher & McGrane, P.A., co-counsel for the Underwriters or any such amendment or supplement to which the Company or the Underwriters shall reasonably object in writing, or which shall be unsatisfactory to Winthrop, Stimson, Putnam & Roberts or Kubicki, Draper, Gallagher & McGrane, P.A. At the date hereof, the information with respect to the Issuer in the Official Statement and the Preliminary Official Statement is true and correct.

       (c) The Issuer is a public body corporate and politic and a public instrumentality created and validly existing under the Constitution and laws of the State of Florida with full legal right, power and authority under the laws of the State of Florida, including particularly Parts II and III of Chapter 159, Florida Statutes, as amended, to consummate the transactions involving the Issuer contemplated herein and in the Official Statement and to fulfill the terms hereof on the part of the Issuer to be fulfilled.

       (d) The consummation of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled have been duly authorized by all necessary action of the Issuer in accordance with the laws of the State of Florida.

       (e) The execution and delivery by the Issuer of the Loan Agreement and the Indenture, the pledge and assignment by the Issuer to the Trustee of certain of its rights under the Loan Agreement, the consummation by the Issuer on its part of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms hereof by the Issuer and the compliance by the Issuer with all the terms and provisions of the Indenture and the Loan Agreement will not conflict with, or constitute a breach of or default under, any constitutional provision, statute or ordinance, any indenture, mortgage, deed of trust, resolution or other agreement or instrument to which the Issuer is now a party or by which it is now bound, or, to the knowledge of the Issuer, any order, rule or regulation applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

       (f) Except as disclosed in or contemplated by the Official Statement, as it may be amended or supplemented, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body to which the Issuer is a party, pending or, to the knowledge of the Issuer, threatened against the Issuer, (i) to restrain or enjoin the issuance or sale of the Bonds or the performance by the Issuer of the Loan Agreement or the Indenture including without limitation assignment to the Trustee of the Issuer's right to receive Loan Repayments and certain other rights under the Loan Agreement as security for the Bonds, or
   (ii) wherein an unfavorable decision, ruling or finding would (A) have a material adverse effect on the transactions contemplated herein or in the Official Statement or (B) adversely affect or put in question the validity or enforceability of the Bonds, the Indenture, the Loan Agreement, this Agreement, the Letter of Representation, dated the date hereof, in the form attached hereto as Exhibit F (the "Letter of Representation") from the Company to the Issuer and the Underwriters or any other agreement, instrument or document to which the Issuer is a party or by which it is bound relating to the consummation of the transactions contemplated herein or in the Official Statement.

   4. Underwriters' Representation. The Underwriters intends to make a public offering of the Bonds for sale upon the terms and conditions set forth in the Official Statement.

   5.  Covenants of the Issuer.  The Issuer agrees that:

       (a) It has delivered herewith or will cause to be delivered to the Underwriters as soon as practicable, a copy of the Official Statement and will deliver or cause to be delivered to the Underwriters promptly, which in no event will be later than seven business days after the date hereof, as many copies of the Official Statement as the Underwriters may reasonably request. Upon the issuance thereof, the Issuer will deliver to the Underwriters copies of all amendments and supplements to the Official Statement (other than documents incorporated by reference therein).

       (b) It will cooperate with the Company and the Underwriters in connection with the preparation of the Official Statement and any amendment or supplement thereto which the Company may be required to furnish the Underwriters pursuant to the Letter of Representation.

       (c) It will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Underwriters may designate, provided that the Issuer shall not be required to qualify as a dealer in securities, or to file any consents to service of process, under the laws of any jurisdiction, or to meet other requirements deemed by the Issuer to be unduly burdensome.

       (d) It will not take or omit to take any action the taking or omission of which would cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture and the Loan Agreement, as each may be amended from time to time.

       (e) At the request of the Underwriters or the Company, it will take such action as is necessary and within its power and at the sole expense of the Company to assure or maintain the status of the interest on the Bonds as excluded from gross income for purposes of the Internal Revenue Code of 1954, as amended (the "1954 Code"), and the regulations thereunder.

           The foregoing covenants are conditioned upon the Company's compliance with Section 2 of the Letter of Representation.

   6. Conditions of Underwriters's Obligation. The obligation of the Underwriters to purchase and pay for the Bonds shall be subject to the accuracy of, and compliance with, the representations and warranties of the Issuer and the Company contained herein and in the Letter of Representation, respectively, to the performance by the Issuer and the Company of their obligations to be performed hereunder and under the Letter of Representation, respectively, at and prior to the Closing Date and to the following conditions:
       (a) At the Closing Date, the Indenture, the Loan Agreement and the Letter of Representation shall be in full force and effect, and if executed subsequent to the execution hereof and prior to the Closing Date, shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Underwriters; provided, however, that the acceptance of delivery of the Bonds by the Underwriters on the Closing Date shall be deemed to constitute such approval; and the Underwriters shall have received an executed counterpart or certified copy of the Indenture and the Loan Agreement.

       (b) At the Closing Date, the Bonds shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture.

       (c) At the Closing Date, no order, decree or injunction of any court of competent jurisdiction shall have been issued, or proceedings therefor shall have been commenced, nor shall any order, ruling, regulation or official statement by any governmental official, body or board, have been issued, nor shall any legislation have been enacted, with the purpose or effect of prohibiting or limiting the issuance, offering or sale of the Bonds as contemplated herein or in the Official Statement or the performance of the Indenture or the Loan Agreement, in accordance with their respective terms.

       (d) At the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the participation of the Company in the transactions contemplated herein and in the Official Statement, and containing no provision unacceptable to the Underwriters by reason of the fact that it is materially adverse to the Company, it being understood that no authorization in effect at the time of the execution hereof by the Underwriters contains any such unacceptable provision.

       (e) At the Closing Date, the Underwriters shall have received opinions, dated the Closing Date, of the County

   Attorney for Dade County, Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., and McCrary & Mosley as Co-Bond Counsel, Steel Hector & Davis and Reid & Priest, counsel to the Company, and Winthrop, Stimson, Putnam & Roberts, and Kubicki, Draper, Gallagher & McGrane, P.A., as co-counsel for the Underwriters, substantially in the forms thereof attached hereto as Exhibits A, B-1, B-2, C, D, and E, respectively, but with such changes as the Underwriters shall approve.

       (f) At the Closing Date, the Underwriters shall have received from Deloitte & Touche, to the extent permitted by Statement of Auditing Standards No. 72, a letter to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in Appendix A to the Official Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of a reading of the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, the latest available interim unaudited consolidated financial statements of the Company since the close of the Company's most recent audited fiscal year, if different from the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors, the Stock Issuance Committee of the Board of Directors, and Shareholder of the Company since the end of the most recent audited fiscal year, and inquiries of officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche make no representation as to the sufficiency of such procedures for the Underwriters' purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in Appendix A to the Official Statement, as amended or supplemented, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, (b) at the date of the latest available interim balance sheet read by them, if different from the consolidated balance sheet incorporated by reference in Appendix A to the Official Statement, and at a specified date not more than five days prior to the Closing Date there was any change in the common stock, additional paid in capital, preferred stock or long-term debt of the Company, or decrease in its net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in Appendix A to the Official Statement, except in all instances for changes or decreases which Appendix A to the Official Statement, as amended or supplemented, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter, or (c) for the period from the date of the most recent consolidated balance sheet incorporated by reference in Appendix A to the Official Statement to the latest available interim balance sheet read by them and for the period from the latest available interim balance sheet read by them to a specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income or net income available to FPL Group, Inc., except in all instances for decreases which Appendix A to the Official Statement, as amended or supplemented, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in Appendix A to the Official Statement and such other items as the Underwriters may reasonably request.

       (g) At the Closing Date, the Underwriters shall have received from the Issuer a certificate of its Chairman or a Vice Chairman, dated the Closing Date, stating in effect that each of the representations and warranties of the Issuer set forth herein is true, accurate and complete in all material respects at and as of the Closing Date and that each of the obligations of the Issuer hereunder to be performed by it at or prior to the Closing Date has been performed.

       (h) At the Closing Date, the Underwriters shall have received a certified copy of the Resolution of the Issuer authorizing the issuance and sale of the Bonds.

       (i) Since the date of the Official Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), and up to the Closing Date, there shall have been no material adverse change in the business, properties or financial condition of the Company, except as reflected in or contemplated by the Official Statement, as it may be so amended or supplemented, and, since such date and up to the Closing Date, there shall have been no material transaction entered into by the Company other than transactions reflected in or contemplated by the Official Statement, as it may be so amended or supplemented, and transactions in the ordinary course of business.

       (j) At the Closing Date, the Underwriters shall have received from the Company a certificate, dated the Closing Date, signed by the President or any Vice President or the Treasurer or the Assistant Treasurer of the Company to the effect of paragraph (i) above and stating in effect that the representations and warranties of the Company set forth in the Letter of Representation are true, accurate and complete in all material respects at and as of the Closing Date and that each of the obligations of the Company under the Letter of Representation to be performed at or prior to the Closing Date has been performed.

       (k) At the Closing Date, the Company shall have delivered to Goldman, Sachs & Co. on behalf of the Underwriters a wire or check payable in immediately available funds in an amount equal to and representing such Underwriters' fee specified in Schedule I hereto.

           In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriters upon mailing or delivering written notice thereof to the Issuer and the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 3 of the Letter of Representation.

   7. Termination. (a) This Agreement may be terminated by the Underwriters by delivering written notice thereof to the Issuer and the Company, at or prior to the Closing Date, if:

               (i) after the date hereof and at or prior to the Closing Date there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, Inc. or there shall have been established by the New York Stock Exchange, Inc.
       or by the Securities and Exchange Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, the effect of which on the financial markets of the United States shall be such as to make it impracticable for the Underwriters to enforce contracts for the sale of the Bonds;
               (ii) there shall have occurred any new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable for the Underwriters to enforce contracts for the sale of the Bonds;
               (iii) after the date hereof and at or prior to the Closing Date, legislation shall be enacted by the Congress or adopted by either House thereof or a decision shall be rendered by a federal court, including the Tax Court of the United States, or a ruling, regulation or order by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or other governmental agency shall be issued or proposed with respect to the imposition of federal income taxation upon receipts, revenues or other income of the same kind and character expected to be derived by the Issuer, including, without limitation, Loan Repayments and other amounts under the Loan Agreement, or upon interest received on bonds of the same kind and character as the Bonds, with the result in any such case that it is impracticable, in the reasonable judgment of the Underwriters, for the Underwriters to enforce contracts for the sale of the Bonds; or

               (iv) the subject matter of any amendment or supplement to the Official Statement prepared and furnished by the Issuer or the Company renders it, in the judgment of the Underwriters, either inadvisable to proceed with the offering or inadvisable to proceed with the delivery of the Bonds to be purchased hereunder.

       (b) This Agreement shall terminate upon the termination of the Letter of Representation as provided in Section 4 thereof.

       (c) Any termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party except as otherwise provided in Section 3 of the Letter of Representation.

   8. Default. If any Underwriter shall fail or refuse to purchase Bonds which it agreed to purchase hereunder and the aggregate principal amount of Bonds which such defaulting Underwriter agreed but failed or refused to purchase is not more than 30% of the aggregate principal amount of the Bonds, the other Underwriters shall be obligated to purchase severally, in the proportions which the aggregate principal amounts of Bonds set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Bonds so set forth opposite the names of all such non-defaulting Underwriters, all Bonds which such defaulting Underwriter agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Bonds and the aggregate principal amount of Bonds with respect to which such default occurs is more than 30% of the aggregate principal amount of the Bonds and arrangements satisfactory to the Issuer and the Company for the purchase of such Bonds are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or Underwriters or the Issuer or of the Company except as otherwise provided in Section 3 of the Letter of Representation. In any such case which does not result in such a termination, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in each case, in order that the required changes, if any, in the Official Statement or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

   9. Truth-In-Bonding Statement. The Issuer is proposing to issue $45,750,000 principal amount of the Bonds for the purpose of retiring an equal principal amount of bonds previously issued by Dade County, Florida. The Bonds are expected to be repaid over a period of
27.5 years. At a forecasted interest rate of 7.5%, total interest paid over the life of the debt or obligation will be $94,359,375.

       The source of repayment for this proposal is the payments by the Company under the Loan Agreement. Authorizing this debt or obligation will result in $0 moneys not being available to finance the other services of the Issuer each year for 27.5 years.

   10. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the law of the State of Florida. This Agreement shall inure to the benefit of the Issuer, the Underwriters and the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any Bonds from or through the Underwriters. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       The representations and warranties of the Issuer contained in
Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters, and shall survive the delivery of the Bonds.

   11. Notices and other Actions. All notices, demands and formal actions hereunder will be in writing mailed, telegraphed or delivered to:
The Issuer:       Dade County Industrial Development Authority
                  World Trade Center Building
                  80 S.W. 8th Street, Suite 2440
                  Miami, Florida  33130
                  Attention:  Executive Director

The Company:      Florida Power & Light Company
                  700 Universe Boulevard
                  Juno Beach, Florida 33408-8801
                  Attention: Treasurer

The Underwriters: Goldman, Sachs & Co.
                  Artemis Capital Group, Inc.
                  First Equity Corporation of Florida
                  Howard Gary & Company
                  c/o Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004

   In Witness Whereof, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.

                                      DADE COUNTY INDUSTRIAL
                                         DEVELOPMENT AUTHORITY



                                      By:       R. J. BARRETO
                                       Chairman of the Dade County
                                     Industrial Development Authority



Attest:                               Approved by the County
                                      Attorney as to Form
                                      and Legal Sufficiency:



  JAMES D. WAGNER, JR.                By:      DIANNE S. GAINES
  Secretary Ex-Officio                  Assistant County Attorney for
                                           Dade County, Florida



GOLDMAN, SACHS & CO.                  FIRST EQUITY CORPORATION
                                         OF FLORIDA



By:GOLDMAN, SACHS & CO.               By:   DEBORAH GLUCKSTEIN ETKIN
                                                Vice President


ARTEMIS CAPITAL GROUP, INC.           HOWARD GARY & COMPANY



By:SANDRA M. ANDERSON                 By:   HECTOR J. MONTES
     Vice President                         Managing Director


Approved:

FLORIDA POWER & LIGHT COMPANY



By:    DILEK SAMIL
        Treasurer

                                  SCHEDULE I


Underwriting Agreement dated December 20, 1993.

Issuer:                  The Dade County Industrial Development Authority

Bonds:

 Designation:            Exempt Facilities Revenue Refunding Bonds (Florida
                         Power & Light Company Projects), Series 1993.

 Principal Amount:       $45,750,000

 Date of Maturity:       June 1, 2021

 Initial Interest Rate:

 Purchase Price:         100% of the principal amount thereof.

 Public Offering Price:  100% of the principal amount thereof.

 Redemption Provisions: The Bonds will be subject to redemption by the Issuer, in whole or in part, at the direction of Florida
                        Power & Light Company, as set forth in the Official Statement.

 Underwriters' Fees:    Goldman, Sachs & Co.                 $80,062.50
                        Artemis Capital Group, Inc.          $11,437.50
                        First Equity Corporation of Florida  $11,437.50
                        Howard Gary & Company                $11,437.50

                                 SCHEDULE II


       Underwriter                                        Principal Amount
Goldman, Sachs & Co.                                      $32,025,000

Artemis Capital Group, Inc.                                 4,575,000

First Equity Corporation of Florida                         4,575,000

Howard Gary & Company                                       4,575,000

                                               Total      $45,750,000
/TABLE

                                  EXHIBIT A

               (Letterhead of County Attorney for Dade County)

December 21, 1993
Dade County Industrial Development Authority     Goldman, Sachs & Co.
Miami, Florida                                   New York, New York

Greenberg, Traurig, Hoffman,                     Artemis Capital Group, Inc.
 Lipoff, Rosen & Quentel, P.A.                   Boca Raton, Florida
Miami, Florida
                                                 First Equity Corporation
McCrary & Mosley                                     of Florida
Miami, Florida                                   Miami, Florida

                                                 Howard Gary & Company
                                                 Miami, Florida

                                                 (the "Underwriters" named in
                                                 the Underwriting Agreement
                                                 dated December 20, 1993
                                                (the "Agreement") relating to
                                                 the Bonds referred to below)

Ladies and Gentlemen:

  I am the County Attorney for Dade County, Florida, and as such have acted as general counsel for the Dade County Industrial Development Authority (the "Issuer") in connection with the issuance and sale of $45,750,000 aggregate principal amount of the Issuer's Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993 (the "Bonds"). The Bonds are being issued pursuant to a resolution adopted by the Issuer on December 20, 1993, (the "Resolution") to refund the outstanding Dade County, Florida (the "County") (i) $33,850,000 Pollution Control Revenue Bonds (Florida Power & Light Company Project), Series 1972, (ii) $7,200,000 Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1986, and
(iii) $4,700,000 Industrial Development Revenue Refunding Bonds (Florida Power & Light Company Metrorail Project), Series 1986 issued to finance or refinance the acquisition, construction and installation of pollution control facilities located at the Turkey Point, Manatee, Sanford and Cutler Plants of the Company, and facilities for the provision of electrical power for the operation by the County of Metrorail, a County-owned mass commuting facility, all as more particularly described in the Trust Indenture, dated as of December 1, 1993 (the "Indenture"), between the Issuer and First Union National Bank of Florida, Miami, Florida, as trustee (the "Trustee"). The issuance of the Bonds and the Projects were approved by the Issuer in the Resolution.

  Based upon such review as I deemed necessary, I am of the opinion that:

  (1) The Issuer is a public body corporate and politic and a public instrumentality created and validly existing under the Constitution and laws of the State of Florida, duly vested with all of the powers conferred upon industrial development authorities by Parts II and III of Chapter 159, Florida Statutes, as amended, with full power and authority (i) to issue and sell the Bonds; (ii) to loan the proceeds of the Bonds to Florida Power & Light Company (the "Company") under the Loan Agreement, dated as of December 1, 1993, (the "Loan Agreement"), by and between the Issuer and Company; (iii) to execute and perform its obligations under the Loan Agreement, the Agreement, the Trust Indenture, dated as of December 1, 1993, (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee, and the Bonds; and (iv) to accept the Letter of Representation, dated December 20, 1993, from the Company to the Issuer and the Underwriters (the "Letter of Representation").

  (2) The Resolution is a valid resolution of the Issuer, duly adopted by the Issuer at a meeting duly noticed, called and held in accordance with the Constitution and laws of the State of Florida.

  (3) The acceptance of the Letter of Representation by the Issuer has been duly authorized, and said Letter of

Representation has been validly accepted by the Issuer.

  (4) The Issuer has duly approved the use and distribution of the Official Statement, dated December 20, 1993 (the "Official Statement") at the meeting wherein the Resolution was adopted and has duly authorized such changes, insertions and omissions as may be approved by its Chairman or its Vice Chairman as evidenced by the execution and delivery of the Indenture.

  (5) Neither the making or the performance by the Issuer of the Loan Agreement, the Indenture or the Agreement, nor the acceptance by the Issuer of the Letter of Representation, violates or conflicts with any constitutional provision, statute, indenture, mortgage, deed of trust, lease, resolution or other agreement or instrument to which the Issuer is a party or by which it is bound, or, to my knowledge, any order, rule or regulation applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

  (6) Except as disclosed in or contemplated by the Official Statement, I have not been made aware of any action, suit, proceeding or investigation at law or in equity or before or by any court, public board or body, to which the Issuer is a party which is pending or, threatened against or affecting the Issuer wherein an unfavorable decision, finding or ruling would adversely affect (i) the transactions contemplated by the Indenture, the Loan Agreement, the Official Statement or by the Agreement, (ii) the validity or enforceability of the Bonds, the Indenture or the Loan Agreement, or
(iii) the exclusion from gross income for federal income tax purposes of interest on the Bonds.

  (7) No approval, consent or authorization of any Florida governmental or public agency or authority not already obtained is required by the Issuer in connection with the consummation by the Issuer of the transactions contemplated by the Official Statement or by the Agreement or the performance of its obligations under the Loan Agreement, the Indenture and the Agreement.

Very truly yours,

                                 EXHIBIT B-1

(Letterhead of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.)
                                      or
                       (Letterhead of McCrary & Mosley)

December 21, 1993


To:  Dade County Industrial Development Authority
     Miami, Florida

     Goldman, Sachs & Co.
     New York, New York

     Artemis Capital Group, Inc.
     Boca Raton, Florida

     First Equity Corporation of Florida
     Miami, Florida

     Howard Gary & Company
     Miami, Florida

Ladies and Gentlemen:

   We have acted as Co-Bond Counsel in connection with the issuance by the Dade County Industrial Development Authority (the "Issuer") of its $45,750,000 Dade County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993, dated as of December 1, 1993 (the "Series 1993 Bonds"). The Series 1993 Bonds are being issued pursuant to Parts II and III of Chapter 159, Florida Statutes, as amended (the "Act"), for the purpose of making a loan to Florida Power & Light Company (the "Company") to refund the outstanding Dade County, Florida (the "County")
(i) $33,850,000 Pollution Control Revenue Bonds (Florida Power & Light Company Project), Series 1972, (ii) $7,200,000 Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1986, and (iii) $4,700,000 Industrial Development Revenue Refunding Bonds (Florida Power & Light Company Metrorail Project), Series 1986 issued to finance or refinance the acquisition, construction and installation of pollution control facilities located at the Turkey Point, Manatee, Sanford and Cutler Plants of the Company, and facilities for the provision of electrical power for the operation by the County of Metrorail, a County-owned mass commuting facility, all as more particularly described in the Trust Indenture, dated as of December 1, 1993 (the "Indenture"), between the Issuer and First Union National Bank of Florida, Miami, Florida, as trustee (the "Trustee").

   In rendering this opinion, we have examined the transcript of proceedings (the "Transcript") relating to the issuance of the Series 1993 Bonds. The Transcript documents include an executed counterpart of the Indenture and an executed counterpart of the Loan Agreement, dated as of December 1, 1993 (the "Agreement"), between the Issuer and the Company. We also have examined an executed Series 1993 Bond. We also have relied upon the opinion of Steel Hector & Davis, as counsel for the Company, as to all matters concerning the due authorization, execution and delivery by, and the binding effect upon and enforceability against, the Company of the Agreement. We have further assumed the due authorization, execution and delivery by, and the binding effect upon and enforceability against, the Trustee of the Indenture.

   Based on this examination, we are of the opinion that, under existing law:

   1. The Series 1993 Bonds, the Indenture and the Agreement are valid, legal, binding and enforceable in accordance with their respective terms, subject to bankruptcy laws and other laws affecting creditors' rights and to the exercise of judicial discretion.

   2. The Series 1993 Bonds constitute limited obligations of the Issuer, and the principal of and interest and any premium on the Series 1993
Bonds (collectively, "debt service") are payable solely from the revenues and other moneys pledged and assigned by the Indenture to secure that payment. Those revenues and other moneys include the Loan Repayments required to be made by the Company under the Agreement. The Series 1993 Bonds and the payment of debt service thereon are not secured by an obligation or pledge of any moneys raised by taxation, and the Series 1993 Bonds do not represent or constitute a debt or pledge of the faith and credit of the Issuer, the State of Florida or any political subdivision thereof.

   3. Under existing statutes, regulations, rulings and court decisions, subject to the assumption stated below, interest on the Series 1993
Bonds is excluded from gross income for federal income tax purposes except for interest on any Series 1993 Bond for any period during which such Series 1993 Bond is held by a person who is a "substantial user" of the facilities refinanced with the Series 1993 Bonds or a "related person" within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended (the "1954 Code"). Interest on the Series 1993 Bonds is not an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations;
however, interest on the Series 1993 Bonds is taken into account in determining adjusted current earnings for purposes of computing the alternative minimum tax imposed on corporations. We express no opinion regarding other federal tax consequences resulting from the ownership, receipt or accrual of interest on, or disposition of the Series 1993
Bonds. In rendering the opinion in this paragraph 3 above, we have assumed continuing compliance by the Issuer and the Company with the requirements of the 1954 Code and the Internal Revenue Code of 1986, as amended (the "Code") that must be met after the issuance of the Series
1993 Bonds in order that interest on the Series 1993 Bonds not be included in gross income for federal income tax purposes and have relied upon the accuracy of the representations and certifications of the Issuer and the Company contained in the Transcript, which we have not independently verified. The failure by the Issuer or the Company to meet such requirements may cause interest on the Series 1993 Bonds to be included in gross income for federal income tax purposes retroactive to the date of issuance of the Series 1993 Bonds. The Issuer and the Company have covenanted to comply with the requirements of the 1954 Code and the Code in order to maintain the exclusion of interest on the Series 1993 Bonds from gross income for federal income tax purposes.

   4. The Series 1993 Bonds and the interest thereon are exempt from taxation under the laws of the State of Florida, except as to estate taxes and taxes imposed by Chapter 220, Florida Statutes, on interest, income or profits on debt obligations owned by corporations as defined therein.
                                           Respectfully submitted,

                                 EXHIBIT B-2
(Letterhead of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.)
                                      or
                       (Letterhead of McCrary & Mosley)
December 21, 1993

To:  Dade County Industrial Development Authority
     Miami, Florida

     Goldman, Sachs & Co.
     New York, New York

     Artemis Capital Group, inc.
     Boca Raton, Florida

     First Equity Corporation of Florida
     Miami, Florida

     Howard Gary & Company
     Miami, Florida

Ladies and Gentlemen:

   This supplemental opinion is rendered at your request in connection with the issuance by the Dade County Industrial Development Authority (the "Issuer") of its $45,750,000 Dade County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993, dated as of December 1, 1993 (the "Series 1993 Bonds"). In connection with the issuance of the Series 1993 Bonds, we have delivered to each of you our approving legal opinion as Co-Bond Counsel (the "Approving Opinion"). In rendering this opinion, we have examined and relied upon the matters contained, referred to and identified, and to the same extent stated, in the Approving Opinion. We also have examined (i) the Official Statement, dated December 20, 1993, relating to the Series 1993 Bonds (the "Official Statement") and (ii) the Securities Act of 1933, as amended (the "1933 Act"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules, regulations and interpretations under those acts. All terms used in this supplemental opinion and not defined herein shall have the same meaning as assigned in the Approving Opinion.

   Based on such examination, we are of the opinion that, under existing law:

   (1) The Issuer is a public body corporate and politic and a public instrumentality duly created pursuant to the laws of the State of Florida including, in particular, the Act, with full authority to execute and deliver the Indenture, the Agreement and to issue and sell the Series 1993 Bonds pursuant to the Act.

   (2) In connection with the offering and sale of the Series 1993 Bonds to the public, neither the Series 1993 Bonds nor any securities evidenced thereby are required to be registered under the 1933 Act and neither the Indenture nor any other instrument is required to be qualified under the 1939 Act.

   (3) The statements in the Official Statement relating to the Series 1993 Bonds, the Indenture and the Agreement under the captions "The
Series 1993 Bonds" (except for certain information and statements provided by The Depository Trust Company under "The Series 1993 Bonds -- Book Entry System", as to which, with your permission, we express no opinion), "The Agreement" and "The Indenture", insofar as they describe the provisions of the Series 1993 Bonds, the Agreement and the Indenture, fairly and accurately summarize the material provisions of those documents. The statements pertaining to the Series 1993 Bonds in the Official Statement under the caption "Tax Exemption" fairly and accurately present the information purported to be shown.

   This letter is furnished by us solely for your benefit in connection with the original issuance and delivery of the Series 1993 Bonds and may not, without our express written consent, be relied upon by any other person.

                                           Respectfully submitted,

                                  EXHIBIT C

                     (Letterhead of Steel Hector & Davis)

December 21, 1993


Goldman, Sachs & Co.
New York, New York

Artemis Capital Group, Inc.
Boca Raton, Florida

First Equity Corporation of Florida
Miami, Florida

Howard Gary & Company
Miami, Florida

   (the "Underwriters" named in
   the Underwriting Agreement dated
   December 20, 1993 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

   We have acted as counsel for Florida Power & Light Company (the "Company") in connection with the issuance and sale by the Dade County Industrial Development Authority (the "Issuer") of $45,750,000 aggregate principal amount of the Issuer's Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993 (the "Bonds"), issued under the Trust Indenture, dated as of December 1, 1993 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), and in connection with the sale of the Bonds to the Underwriters in accordance with the Agreement.

   We have participated in the preparation of or reviewed (1) the Indenture and the Loan Agreement, dated as of December 1, 1993 (the "Loan Agreement"), by and between the Company and the Issuer; (2) the Letter of Representation, dated December 20, 1993 (the "Letter of Representation"), from the Company to the Issuer and the Underwriters;
(3) the Official Statement, dated December 20, 1993, including Appendix A and all documents incorporated by reference therein (the "Official Statement") and (4) such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion. We have also participated in the preparation of the Company's application to the Florida Public Service Commission for the authorization of the issuance and sale, among other things, of debt securities during 1993.

   Upon the basis of the foregoing, we advise you that:

   I. The Company is a validly organized and existing corporation and is in good standing under the laws of the State of Florida, and is doing business in that State, and has valid franchises, licenses and permits adequate for the conduct of its business.

   II. The Company is a corporation duly authorized by its Restated Articles of Incorporation, as amended (the "Charter"), to conduct the business which it is now conducting as set forth in the Official Statement; the Company is subject, as to retail rates and services, issuance of securities, accounting and certain other matters, to the jurisdiction of the Florida Public Service Commission; and the Company is subject, as to wholesale rates, accounting and certain other matters, to the jurisdiction of the Federal Energy Regulatory Commission.

   III. Except as stated or referred to in the Official Statement, as amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated therein by reference), there are no material pending legal proceedings to which the Company is a party or of which property of the Company is the subject which, if determined adversely would have a material adverse effect on the Company, and, to the best of our knowledge, no such proceeding is known by us to be contemplated by governmental authorities. We know of no litigation or proceedings, pending or threatened, challenging the validity of the Loan Agreement or the Letter of Representation or seeking to enjoin the performance of the Company's obligations thereunder.

   IV. The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 7.3 therein.

   V. The consummation by the Company of the transactions contemplated in the Letter of Representation, and the fulfillment by the Company of the terms of the Loan Agreement and the Letter of Representation, will not result in a breach of any of the terms or provisions of, or constitute a default under the Charter or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument, the terms of which are known to us, to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of the Company.

   VI. Other than with respect to the opinions expressed regarding the Official Statement under paragraphs VIII and XII, we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Official Statement. We have generally reviewed and discussed such information with certain officers and employees of the Company, certain of its legal counsel, its independent public accountants, Co-Bond Counsel, and your representatives. Additionally, as counsel to the Company, we have responsibility for certain of its legal matters. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention that would lead us to believe that the Official Statement, as amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated therein by reference) (except the information regarding the exclusion from gross income for federal income tax purposes of interest on the Bonds and the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion), at its date contained or at the date hereof contains, any untrue statement of a material fact or at its date omitted, or, at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   VII. The Loan Agreement is being executed and delivered pursuant to the authority contained in orders of the Florida Public Service Commission, which authority is adequate to permit such action. To the best of our knowledge, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body is legally required for the performance of the Company's obligations under the Loan Agreement.

   VIII. The statements summarizing the provisions of the Bonds, the Loan Agreement, and the Indenture contained in the Official Statement under the captions "The Series 1993 Bonds", "The Agreement", and "The Indenture" accurately and fairly present the material aspects of the information purported to be shown.

   IX. At the time they were filed with the Securities and Exchange Commission, the documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented (except as to the financial statements and other financial or statistical data included or incorporated by reference therein as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder.

   X. The offer and sale of the Bonds do not require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended; provided that, in giving this opinion, we have, with your consent, relied on the opinions of even date herewith rendered to you by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., and McCrary & Mosley as Co-Bond Counsel, that the interest on the Bonds is excluded from gross income for federal income tax purposes and we have made no independent factual investigation with respect to such exclusion.

   XI. The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 5 therein.

   XII. The information contained in the Official Statement, which is stated therein to have been made in reliance upon our authority, or is specifically attributed to us, has been reviewed by us and is correct.

   We are members of the Florida Bar and do not hold ourselves out as experts on the laws of New York and accordingly, this opinion is limited to the laws of Florida (other than the blue sky laws thereof) and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Reid & Priest, New York, New York. As to all matters of Florida law, Reid & Priest and Winthrop, Stimson, Putnam & Roberts are hereby authorized to rely upon this opinion as though it were rendered to each of them.

Very truly yours,

                     (Letterhead of Steel Hector & Davis)








December 21, 1993



Dade County Industrial Development Authority
Miami, Florida

Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
Miami, Florida

McCrary & Mosley
Miami, Florida

Ladies and Gentlemen:

   Attached hereto is an executed copy of our opinion of even date herewith, to the underwriters of $45,750,000 aggregate principal amount of Dade County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993. You are hereby authorized to rely upon such opinion as though it were addressed to you.

Very truly yours,

                                  EXHIBIT D

                        (Letterhead of Reid & Priest)

New York, New York
December 21, 1993

Goldman, Sachs & Co.
New York, New York

Artemis Capital Group, Inc.
Boca Raton, Florida

First Equity Corporation of Florida
Miami, Florida

Howard Gary & Company
Miami, Florida

    (the "Underwriters" named in
    the Underwriting Agreement dated
    December 20, 1993 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

    With reference to the issuance by the Dade County Industrial Development Authority (the "Issuer") and sale to the Underwriters named in the Agreement of $45,750,000 aggregate principal amount of the Issuer's Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993 (the "Bonds"), issued under the Trust Indenture, dated as of December 1, 1993 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee, we advise you that, as counsel for Florida Power & Light Company (the "Company"), we have reviewed (a) the Indenture and the Loan Agreement, dated as of December 1, 1993 (the "Loan Agreement"), by and between the Company and the Issuer; (b) the Letter of Representation, dated
December 20, 1993 (the "Letter of Representation"), from the Company to the Issuer and the Underwriters; (c) the Official Statement, dated December 20, 1993, including Appendix A and all documents incorporated by reference therein (the "Official Statement"); (d) the Company's Restated Articles of Incorporation and by-laws, each as amended to the date hereof (respectively, the "Charter" and By-laws") and (e) the application by the Company to the Florida Public Service Commission for authorization of, among other things, the issuance and sale of debt securities during 1993.

    On the basis of the foregoing, we advise you as follows:

    I. The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provision contained in Section 7.3 therein.

    II. The statements summarizing the provisions of the Bonds, the Loan Agreement, and the Indenture, contained in the Official Statement under the captions "The Series 1993 Bonds", "The Agreement", and "The Indenture" accurately and fairly present material aspects of the information purported to be shown.

    III. At the time they were filed with the Securities and Exchange Commission, the documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented (except as to the financial statements and other financial or statistical data included or incorporated by reference in such documents, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable, instructions, rules and regulations of the Securities and Exchange Commission thereunder.

    IV. The offer and sale of the Bonds do not require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

    V. The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 6 therein.

    VI. The consummation by the Company of the transactions contemplated in the Letter of Representation, and the fulfillment by the Company of the terms of the Loan Agreement and the Letter of Representation, will not result in a breach of any of the terms or provisions of, or constitute a default under the Charter or By-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument, the terms of which are known to us to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of the Company.

    Other than with respect to the opinion expressed regarding the Official Statement under paragraph II, we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Official Statement. We have generally reviewed and discussed with certain officers and employees of the Company, its counsel, its independent public accountants, Co-Bond Counsel, and your representatives the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention that would lead us to believe that the Official Statement, as amended or supplemented (except the information regarding the exclusion from gross income for federal income tax purposes of interest on the Bonds or the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion), at its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    We are members of the New York Bar and do not hold ourselves out as experts on the laws of Florida. We do not pass upon matters relating to the incorporation of the Company. We have relied, with your consent, upon an opinion of even date herewith addressed to you by Steel Hector
& Davis, West Palm Beach, Florida, counsel for the Company, as to all matters of Florida law addressed in such opinion. As to all matters of New York law, Steel Hector & Davis is hereby authorized to rely upon this opinion as though it were rendered to Steel Hector & Davis. With respect to the opinion expressed in paragraph IV above, we have relied, with your consent, upon the opinions of even date herewith rendered to you by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and McCrary & Mosley, as Co-Bond Counsel, that the interest on the Bonds is excluded from gross income for federal income tax purposes and we have made no independent factual investigation with respect to such exclusion.

Very truly yours,

                        (Letterhead of Reid & Priest)








December 21, 1993



Dade County Industrial Development Authority
World Trade Center Building
80 S.W. 8th Street, Suite 2440
Miami, Florida 33130

Ladies and Gentlemen:

    Referring to the sale by the Dade County Industrial Development Authority today of $45,750,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects) Series 1993, we hand you herewith signed copies of our opinion of even date herewith to Goldman, Sachs & Co., Artemis Capital Group, Inc, First Equity Corporation of Florida and Howard Gary & Company (the "Underwriters") and authorize you to treat said opinion as having been rendered to you as well as to the Underwriters.

Very truly yours,

                                  EXHIBIT E

             (Letterhead of Winthrop, Stimson, Putnam & Roberts)
                                      or
          (Letterhead of Kubicki, Draper, Gallagher & McGrane, P.A.)

December 21, 1993


Goldman, Sachs & Co.
New York, New York

Artemis Capital Group, Inc.
Boca Raton, Florida

First Equity Corporation of Florida
Miami, Florida

Howard Gary & Company
Miami, Florida

    (the "Underwriters" named in the Underwriting
    Agreement dated December 20, 1993 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

    We have acted as counsel for you in connection with your purchase from the Dade County Industrial Development Authority (the "Issuer") of $45,750,000 aggregate principal amount of the Issuer's Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993 (the "Bonds"), issued under a Trust Indenture, dated as of December 1, 1993 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), pursuant to the Agreement, and in connection with the related (1) Loan Agreement, dated as of December 1, 1993 (the "Loan Agreement"), by and between Florida Power & Light Company (the "Company") and the Issuer; (2) Letter of Representation, dated December 20, 1993 (the "Letter of Representation"), from the Company to the Issuer and the Underwriters; and (3) Official Statement, dated December 20, 1993, including Appendix A and all documents incorporated by reference therein (the "Official Statement").

    We have, with your consent, relied upon the opinion of even date herewith addressed to you by Steel Hector & Davis, counsel for the Company, as to matters covered in such opinion relating to the laws of the State of Florida. We have reviewed such opinion and believe it is satisfactory and that you and we are justified in relying thereon. With respect to the opinion expressed in paragraph (4) below, we have, with your consent, relied on the opinion of even date herewith of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and McCrary & Mosley, as Co-Bond Counsel, that interest on the Bonds is excluded from gross income for federal income tax purposes and have made no independent factual investigation with respect to such exclusion. We have also examined such documents and satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to express the opinion set forth below.

    In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    We are of the opinion that:

    (1) The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provision contained in Section 7.3 therein.

    (2) The Loan Agreement is being executed and delivered pursuant to the authority contained in orders of the Florida Public Service Commission, which authority is adequate to permit such action. To the best of our knowledge, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body is legally required for the performance of the Company's obligations under the Loan Agreement.

    (3) The statements summarizing the provisions of the Bonds, the Loan Agreement, and the Indenture contained in the Official Statement under the captions "The Series 1993 Bonds", "The Agreement", and "The Indenture" accurately and fairly present material aspects of the information purported to be shown.

    (4) The offer and sale of the Bonds do not require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

    (5) The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, except that we express no opinion as to the enforceability of the indemnification provisions of
Section 6 thereof.

    While we have examined the Official Statement, we have necessarily assumed the correctness and completeness of the statements made or included therein, or constituting a part thereof, and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (3) above. In the course of the preparation of the Official Statement, we had conferences with certain of the Company's officers and representatives, with counsel for the Company, with Deloitte & Touche, the independent public accountants who audited certain of the financial statements included in the Official Statement, with Co-Bond Counsel and with your representative. We call to your attention that there is no statutory or regulatory provision authorizing the incorporation by reference of information in documents such as the Official Statement. Our examination of the Official Statement, and our discussions in the above-mentioned conferences, did not disclose to us any information which gives us reason to believe that the Official Statement, at its issue date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion or belief as to the financial statements and other financial or statistical data contained in or incorporated by reference in the Official Statement or the information regarding exclusion from gross income for federal income tax purposes of interest on the Bonds or as to the incorporation of the Company.

    This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission.

Very truly yours,

                                  EXHIBIT F

                        FLORIDA POWER & LIGHT COMPANY

                           LETTER OF REPRESENTATION


December 20, 1993


Dade County Industrial Development Authority
Miami, Florida

Goldman, Sachs & Co.
New York, New York

Artemis Capital Group, Inc.
Boca Raton, Florida

First Equity Corporation of Florida
Miami, Florida

Howard Gary & Company
Miami, Florida

    (the "Underwriters" named in the Underwriting
    Agreement dated the date hereof (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

    In consideration of the issuance and sale by the Dade County Industrial Development Authority (the "Issuer") of $45,750,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds (Florida Power & Light Company Projects), Series 1993 (the "Bonds") and the purchase of the Bonds by the Underwriters pursuant to the Agreement, Florida Power & Light Company (the "Company") represents, warrants and covenants to and agrees with the Issuer and the Underwriters, and the Issuer and the Underwriters by their acceptance hereof agree with the Company as follows (all terms not specifically defined in this Letter of Representation shall have the same meanings herein as in the Agreement):

    1. Representations and Warranties of the Company. The Company represents and warrants that:

        (a) When the Official Statement shall be issued and at the Closing Date, the Official Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this subsection
    (a) shall not apply to statements in or omissions from the Official Statement under the captions "Tax Exemption", "Underwriting" and "Disclosure Required By Florida Blue Sky Regulations" (except for the second sentence of the first paragraph thereof) or in Appendices
    B, C, and D or in the statements on the cover page with respect to the initial public offering price, tax exemption or terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters.

        (b) The documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented, fully complied, at the time they were filed with the Securities and Exchange Commission (the "Commission"), in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable instructions, rules and regulations of the Commission thereunder.

        (c) The financial statements contained or incorporated by reference in Appendix A to the Official Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; and such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Official Statement.

        (d) Since the respective most recent dates as of which information is given in the Official Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), there has not been any material adverse change in the business, properties or financial condition of the Company nor has any material transaction been entered into by the Company, other than changes and transactions reflected in or contemplated by the Official Statement, as it may be amended or supplemented, and transactions in the ordinary course of business. The Company does not have any material contingent obligation which is not reflected in or contemplated by the Official Statement, as it may be amended or supplemented.

        (e) The consummation of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms of the Loan Agreement and this Letter of Representation, on the part of the Company to be fulfilled, have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its Restated Articles of Incorporation, as amended (the "Charter"), by-laws (the "By-laws") and applicable law, and this Letter of Representation constitutes, and the Loan Agreement when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 5 herein and
    Section 7.3 of the Loan Agreement.

        (f) The consummation of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms of the Loan Agreement and this Letter of Representation will not result in a breach of any of the terms or provisions of, or constitute a default under the Charter or By-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties, or financial condition of the Company.

        (g) The terms and conditions of the Agreement as they relate to the Company and the Company's participation in the transactions contemplated thereby are satisfactory to it.

        (h) The Company has approved the use prior to the date hereof of the Preliminary Official Statement, dated December 15, 1993, in connection with the offering of the Bonds.

    2.  Covenants of the Company.  The Company agrees that:

        (a) At its expense, it will cause to be prepared and, upon the approval of and authorization by the Issuer, furnished to the Underwriters as many copies of the Official Statement (as amended or supplemented from time to time, but excluding any documents incorporated by reference therein) as the Underwriters may reasonably request for the public offering of the Bonds. At its expense, it will cause to be prepared and furnished to the Underwriters one copy of each of the documents incorporated by reference in the Official Statement, as it may be amended or supplemented, and as many additional copies of such documents incorporated by reference as shall be requested of the Underwriters by prospective purchasers of the Bonds.

        (b) During the period ending 25 days after the end of the underwriting period as defined in Rule 15c2-12 of the Exchange Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur which, in the Company's opinion, should be set forth in a supplement to or in an amendment of the Official Statement in order to make the Official Statement not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will either (i) prepare and furnish to the Underwriters at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Official Statement or (ii) make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will, in either case, supplement or amend the Official Statement so that as supplemented or amended it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Official Statement is delivered to a purchaser, not misleading; provided, that should such event relate solely to activities of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

        (c) It will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Underwriters may designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process, under the laws of any jurisdiction, or to meet other requirements deemed by the Company to be unduly burdensome.

        (d) It will not take or omit to take any action the taking or omission of which would cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture and the Loan Agreement as they are amended from time to time.

    3.  Expenses.

        (a) Upon the issuance and delivery of the Bonds by the Issuer to the Underwriters, the Company will pay, or cause to be paid, all expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the underwriting papers, the Bonds, the Preliminary Official Statement, the Official Statement, this Letter of Representation and the blue sky survey, including without limitation (A) any taxes, other than transfer taxes, in connection with the issuance of the Bonds hereunder;
    (B) any rating agency fees; (C) fees of the Trustee; (D) the fees and disbursements of Co-Bond Counsel and counsel to the Issuer and the Company; (E) the fees to the Issuer; and (F) the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, and Kubicki, Draper, Gallagher & McGrane, P.A., co-counsel for the Underwriters; and (G) the fees and disbursements (including filing fees) of Winthrop, Stimson, Putnam
    & Roberts, counsel for the Underwriters, in connection with the qualification of the Bonds for sale under the securities or blue sky laws of various jurisdictions, not in excess, however, of an aggregate of $5,000.

        (b) If the Agreement is terminated in accordance with the provisions of Section 6 or 7(b) thereof, the Company will pay all the expenses referred to in subsection (a) of this Section 3, and the reasonable out-of-pocket expenses of the Underwriters, not in excess, however, of an aggregate of $5,000, the Underwriters to pay the remainder of their expenses.

        (c) If the Agreement is terminated in accordance with the provisions of Section 7(a) thereof, the Company will pay all the expenses referred to in subsection (a) of this Section 3, the Underwriters to pay the remainder of its expenses.

        (d) If the Underwriters shall fail or refuse, otherwise than for some reason sufficient to justify, in accordance with the terms of the Agreement, the cancellation or termination of their obligation thereunder, to purchase and pay for the Bonds as provided in
    Section 2 thereof, the Underwriters will pay all the expenses referred to in subsection (a) of this Section 3.

        (e) The Issuer shall not in any event be liable to the Underwriters for any expenses or costs incident to the issuance and sale of the Bonds nor for damages on account of loss of anticipated profits. The Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits. Nothing herein shall be construed to relieve the Underwriters of its liability for their default under the Agreement.

    4. Conditions of the Company's Obligation. The obligation of the Company to participate in the transactions contemplated herein and in the Official Statement shall be subject to the condition that, on the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the participation of the Company in such transactions, and containing no provision unacceptable to the Company by reason or the fact that it is materially adverse to the Company, it being understood that no authorization in effect at the time of execution of this Letter of Representation contains any such unacceptable provision. In case the aforesaid condition shall not have been fulfilled, this Letter of Representation and the Company's obligation to participate in the transactions contemplated herein and in the Official Statement may be terminated by the Company, upon mailing or delivering written notice thereof to the Underwriters.

    5. Representation of the Issuer. The acceptance and confirmation of this Letter of Representation by the Issuer shall constitute a representation and warranty by the Issuer to the Company that the representations and warranties contained in Section 3 of the Agreement are true as of the date hereof and will be true in all material respects as of the Closing Date.

    6.  Indemnification.

        (a) The Company agrees to indemnify and hold harmless the Issuer and any official or employee thereof, each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Official Statement, including any documents incorporated therein by reference, or in the Official Statement, as amended or supplemented (if any amendments or supplements thereto, including documents incorporated by reference, shall have been furnished), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this
    Section 6 shall not apply to any Underwriter (or any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, under the captions "Tax
    Exemption" (except to the extent that such statement or omission is based upon an untrue statement of or an omission to state, or an alleged untrue statement of or omission to state, a material fact in the engineering facts and representations and conclusions of the Company concerning the Project (as defined in the Loan Agreement) contained in the closing certificate furnished to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and McCrary &
    Mosley, as Co-Bond Counsel, and except to the extent that such statement or omission is based upon the Company's continuing compliance with Section 148(f) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) and "Underwriting" or in the statements on the cover page with respect to the initial public offering price, tax exemption or terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters; and provided, further, that the indemnity agreement contained in this Section 5 shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of Bonds to any person if such Underwriter shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Official Statement or the Official
    Statement as amended or supplemented, if any amendments or supplements thereto shall have been timely furnished at or prior to the time of written confirmation of the sale involved, but exclusive of any documents incorporated by reference therein unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement is not corrected in such amendment or supplement at the time of confirmation, or (ii) with or prior to the delivery of such Bonds to such person, a copy of any amendment or supplement to the Official Statement which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Bonds to such person, exclusive of any documents incorporated by reference therein unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such delivery. The Issuer and each Underwriter agrees to notify promptly the Company, the Issuer and each other Underwriter, as the case may be, of the commencement of any litigation or proceedings against it, any of its aforesaid officials or employees or any person controlling it as aforesaid, in connection with the issuance and sale of the Bonds.

        (b) Each Underwriter agrees to indemnify and hold harmless the Issuer and any official or employee thereof, and the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Official Statement, as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to information contained under the caption "Underwriting" or in the statements on the cover page with respect to the initial public offering price and terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters. The Issuer and the Company agree promptly to notify the Underwriters, the Issuer and the Company, as the case may be, of the commencement of any litigation or proceedings against it, any of its aforesaid officials or employees, or any of its aforesaid officers and directors or any person controlling it as aforesaid, in connection with the issuance and sale of the Bonds.

        (c) The Company, each Underwriter and the Issuer each agree that, upon the receipt of notice of the commencement of any action against it, any of its aforesaid officers and directors, any of its aforesaid officials or employees or any person controlling it as aforesaid, as the case may be, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties satisfactory to the indemnified party or parties and who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

    7. Miscellaneous. The validity and interpretation of this Letter of Representation shall be governed by the law of the State of New York. This Letter of Representation shall inure to the benefit of the Company, the Issuer, the Underwriters and, with respect to the provisions of
Section 6 hereof, each official, employee, officer, director and controlling person referred to in said Section 6, and their respective successors. Nothing in this Letter of Representation is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Letter of Representation or any provision herein contained. The term "successors" as used herein shall not include any purchaser, as such purchaser, of any Bonds from or through the Underwriters.

    The indemnity agreements of the Company and the Underwriters contained in Section 6 hereof and the representations of the Company and the Issuer contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Issuer or any official or employee thereof, the Underwriters or any controlling person thereof, or the Company or any director, officer or controlling person thereof, and shall survive the delivery of the Bonds. The agreements contained in Section 3 hereof to pay expenses shall survive the termination of the Agreement and this Letter of Representation.

    This Letter of Representation may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same agreement. This Letter of Representation shall become effective upon the execution and acceptance thereof and the effectiveness of the Agreement, and it shall terminate as provided in Section 4 hereof or upon the termination of the Agreement.

    8. Notices. All communications hereunder shall be in writing or by telegram and, if to the Underwriters, shall be mailed or delivered to them or, if to the Issuer, shall be mailed or delivered to it at the Dade County Industrial Development Authority, World Trade Center Building, 80 S.W. 8th Street, Suite 2440, Miami, Florida 33130,
Attention: Executive Director, if to the Company, shall be mailed or delivered to Florida Power & Light Company, 700 Universe Boulevard, Juno Beach, Florida 33408-8801, Attention: Treasurer.

    If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter agreement and your acceptance shall constitute a binding agreement between us.

                                           Very truly yours,

                                           Florida Power & Light Company


                                           By:    DILEK SAMIL
                                                   Treasurer


Accepted and confirmed as of the date first above written:


Dade County Industrial
   Development Authority


By:    R. J. BARRETO
Chairman of the Dade County
Industrial Development Authority


Approved by the County Attorney as                  Attest:
to Form and Legal Sufficiency:


By:  DIANNE S. GAINES                             JAMES D. WAGNER, JR.
Assistant County Attorney for
   Dade County, Florida                           Secretary Ex-officio



Goldman, Sachs & Co.                              Artemis Capital Group, Inc.


By:GOLDMAN, SACHS & CO.                           By:   SANDRA M. ANDERSON
                                                          Vice President


First Equity Corporation of Florida               Howard Gary & Company


By:DEBORAH GLUCKSTEIN ETKIN                       By:   HECTOR J. MONTES
      Vice President                                    Managing Director